UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	90-1505893
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Waugh Drive, Suite 300 Houston, Texas	77007
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value Common Stock Purchase Warrants	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 249208

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered.

The securities to be registered hereby are the common stock, $0.0001 par value per share (the “Common Stock”), and the Warrants to purchase Common Stock (the “Warrants”), of Recruiter.com Group, Inc. (the “Registrant”). The description of the Common Stock set forth under the heading “Description of Our Securities” and under the further heading “Common Stock”, and the description of the Warrants set forth under the heading “Description of Securities” and under the further heading “Warrants”, both contained in the Registrant’s registration statement on Form S-1 (File No. 333-249208) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on October 1, 2020, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, is incorporated herein by reference.

Item 2.	Exhibits.

In accordance with the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	June 29, 2021

RECRUITER.COM GROUP, INC.

By:	/s/ Evan Sohn
Name: Evan Sohn
Title: Chief Executive Officer